SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

SOUTHPEAK INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)
____________________

Delaware	20-3290391
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2900 Polo Parkway, Midlothian, Virginia	23113
(Address of principal executive offices)	(Zip Code)
____________________

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-154311

Securities to be registered pursuant to Section 12(g) of the Act:

Class Y Warrants
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

Incorporated by reference to the section entitled “Description of Securities” in the Preliminary Prospectus contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-154311), originally filed with the Securities and Exchange Commission on October 15, 2008 (the “Form S-1”), and subsequently amended on November 25, 2008, January 6, 2009, February 25, 2009 and April 1 , 2009.

Item 2.  Exhibits.

1.
Amended and Restated Certificate of Incorporation of the Registrant, filed with the Secretary of State of the State of Delaware on May 12, 2008 (incorporated by reference to an exhibit to the Current Report on Form 8-K of the Registrant filed with the Commission on May 15, 2008).

2.	Amended and Restated Bylaws, dated as of May 12, 2008 (incorporated by reference to an exhibit to the Current Report on Form 8-K of the Registrant filed with the Commission on May 15, 2008).

3.	Specimen Class Y Warrant Certificate (incorporated by reference to an exhibit to the Registration Statement on Form S-1 of the Registrant filed with the Commission on October 15, 2008).

4.
Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant (incorporated by reference to an exhibit to the Registration Statement on Form S-1 of the Registrant filed with the Commission on September 15, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUTHPEAK INTERACTIVE CORPORATION

	By:	/s/ Melanie Mroz
	Name:	Melanie Mroz
Date: April 1 , 2009	Title:	President and Chief Executive Officer